Exhibit 99

                                                                 DREW
                                                         INDUSTRIES INCORPORATED

For Immediate Release

Contact: Fred Zinn
Drew Industries, 914-428-9098
or
Jeff Lambert, Ben Buursma, Lambert, Edwards &
Associates
616-233-0500 or mail@lambert-edwards.com

                     Drew Industries Announces 2002 Year-End
                       and Fourth-Quarter Results Webcast

WHITE PLAINS, NY, February 5, 2003 -- Drew Industries Incorporated (AMEX: DW), a White Plains, NY-based manufacturer of components for the recreational vehicle and manufactured housing industries, will hold its quarterly conference call to discuss fourth-quarter results on Tuesday, February 11, 2003, at 11 a.m. Eastern Time.

This call is being webcast live and can be accessed at Drew's Web site at www.drewindustries.com.

Participating in the conference call will be:

Leigh Abrams, President and CEO, Drew Industries
Fred Zinn, Executive VP and CFO, Drew Industries
David Webster, President, CEO and Chairman, Kinro, Inc.
Doug Lippert, Chairman, Lippert Components, Inc.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via the password-protected event management site, StreetEvents (www.streetevents.com).

About Drew Industries

Drew (www.drewindustries.com), through its wholly owned subsidiaries Kinro and Lippert Components, supplies a broad array of components for recreational vehicles and manufactured homes. Drew's products include windows, doors, chassis, chassis parts and slideout systems for recreational vehicles, and windows and screens, chassis, and bath and shower units for manufactured homes.

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